    As filed with the Securities and Exchange Commission on November 25, 1998

                                                    Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           QUEEN SAND RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                75-2615565
              (State or other jurisdiction of                       (I.R.S. Employer Identification No.)
               incorporation or organization)

                 3500 OAK LAWN, SUITE 380
                       DALLAS, TEXAS                                             75219-4398
         (Address of Principal Executive Offices)                                (Zip Code)

              -----------------------------------------------------


              QUEEN SAND RESOURCES, INC. 1997 INCENTIVE EQUITY PLAN

                      QUEEN SAND RESOURCES, INC. DIRECTORS'
                         NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the Plans)

              -----------------------------------------------------


                                ROBERT P. LINDSAY
                             CHIEF OPERATING OFFICER
                            3500 OAK LAWN, SUITE 380
                            DALLAS, TEXAS 75219-4398
                     (Name and address of agent for service)

                                 (214) 521-9959
          (Telephone number, including area code, of agent for service)

                                 With copies to:
                                WILLIAM L. BOEING
                              HAYNES AND BOONE, LLP
                                 901 MAIN STREET
                                   SUITE 3100
                            DALLAS, TEXAS 75202-3789
                                 (214) 651-5000

              -----------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
     TITLE OF SECURITIES              AMOUNT           MAXIMUM OFFERING        PROPOSED MAXIMUM           AMOUNT OF
       TO BE REGISTERED         TO BE REGISTERED(1)   PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE(2) REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.0015 par value............       3,500,000              $6.00                $21,000,000                $5,838
------------------------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents (i) 3,000,000 shares being registered under the Queen Sand Resources, Inc. 1997 Incentive Equity Plan and (ii) 500,000 shares being registered under the Queen Sand Resources, Inc. Directors' Nonqualified Stock Option Plan. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.
(2) The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and
     (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Common Stock reported on the Nasdaq SmallCap Market on November 23, 1998 ($6.00 per share).

--------------------------------------------------------------------------------

                           QUEEN SAND RESOURCES, INC.

                        3,500,000 Shares of Common Stock


                                     PART II

               INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           Queen Sand Resources, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

                    a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998;

                    b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

                    c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB/A filed on January 23, 1997; and

                    d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.


ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the General Corporation Law of the State of Delaware ("Delaware Code") nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Company or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

           The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the provisions of Section 145 of the Delaware Code, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

           The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

           The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.


ITEM 8.    EXHIBITS

Exhibit No.         Description of Exhibits
-----------         -----------------------

      4.1  -        Restated Certificate of Incorporation of the Company, filed as an Exhibit to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1998, which Exhibit is incorporated herein by reference.

      4.2  -        Certificate of Designation of Series C Convertible Preferred
                    Stock of the Company, filed as an Exhibit to the Company's
                    Current Report on Form 8-K dated December 24, 1997, which
                    Exhibit is incorporated herein by reference.

      4.3  -        Amended and Restated Bylaws of the Company, filed as an
                    Exhibit to the Company's Current Report on Form 8-K dated
                    March 27, 1997, which Exhibit is incorporated herein by reference.

Exhibit No.         Description of Exhibits
-----------         -----------------------

      4.4  -        Queen Sand Resources 1997 Incentive Equity Plan, filed as an
                    Exhibit to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August
                    13, 1998, which Exhibit is incorporated herein by reference.

      4.5  -        Queen Sand Resources, Inc. Directors' Nonqualified Stock
                    Option Plan, filed as Appendix A to the Company's Definitive
                    Proxy Statement on Schedule 14A dated October 23, 1998 and incorporated by reference herein.

      4.6  -        Stockholders' Agreement dated as of May 6, 1997, among the
                    Company, Bruce I. Benn, Edward J. Munden, Ronald I. Benn,
                    Robert P. Lindsay, EIBOC Investments Ltd. and Joint Energy
                    Development Investments Limited Partnership ("JEDI"), filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.

      4.7  -        Indenture, dated July 1, 1998, in regard to 12 1/2% Senior
                    Notes due 2008 by and among the Company and certain of its subsidiaries and Harris Trust and Savings Bank, as Trustee, filed as an Exhibit to the Company's Current Report on Form
                    8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.

      4.8  -        Common Stock Purchase Warrant Representing Right to Purchase
                    100,000 Shares of Common Stock of the Company issued to Forseti Investments Ltd. on May 6, 1997 and assigned to CSM
                    GmbH, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.

      4.9  -        Common Stock Purchase Warrant Representing Right to Purchase
                    1,000,000 Shares of Common Stock of the Company issued to Forseti Investments Ltd. on May 6, 1997 and assigned to CSM
                    GmbH, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.

      4.10 - Common Stock Purchase Warrant Representing Right to Purchase 28,066 Shares of Common Stock of the Company dated July 22, 1998 issued to JEDI, filed as an Exhibit to the Company's Registration Statement on Form S-4 (no. 333-61403), which
                    Exhibit is incorporated herein by reference.

      4.11 - Common Stock Purchase Warrant Representing Right to Purchase 1,697,881 Shares of Common Stock of the Company dated July 22, 1998 issued to JEDI, filed as an Exhibit to the Company's Registration Statement on Form S-4 (no. 333-61403), which Exhibit is incorporated herein by reference.

      4.12 - Form of Common Stock Purchase Warrant dated December 24, 1997 and issued to certain institutional investors, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.

      4.13 - Form of Common Stock Purchase Warrant issued to certain investors effective July 8, 1998, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.

      4.14 - Registration Rights Agreement between the Company and Collins and Ware, Inc., dated August 1, 1997, filed as an Exhibit to the Company's Registration Statement on Form S-4 (no. 333-61403), which Exhibit is incorporated herein by reference.

Exhibit No.         Description of Exhibits
-----------         -----------------------

      4.15 - Registration Rights Agreement between the Company and Riata Energy, et. al dated April 9, 1998, filed as an Exhibit to the Company's Registration Statement on Form S-4 (no. 333-61403), which Exhibit is incorporated herein by reference.

      4.16 - Registration Rights Agreement among the Company and certain institutional investors named therein, dated December 24, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.

      4.17 - Registration Rights Agreement by and between the Company and JEDI dated May 6, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.

      4.18 - Registration Rights Agreement dated as of December 29, 1997 among the Company, the ECT Agent and JEDI, filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.

      4.19 - Registration Rights Agreement dated as of July 8, 1998 among the Company and the buyers signatory thereto, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.

      4.20 - Common Stock Purchase Warrant Representing Right to Purchase 48,701 Shares of Common Stock of the Company dated August 19, 1998 and issued to JEDI, filed as an Exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, which Exhibit is incorporated herein by reference.

      5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

     23.1* -        Consent of Ernst & Young LLP, independent auditors.

     23.2* -        Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

     23.3* - Consent of H.J. Gruy and Associates, Inc., independent petroleum engineers.

     23.4* - Consent of Ryder Scott Company, independent petroleum engineers.

     23.5* - Consent of Harper and Associates, independent petroleum engineers.

     24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

-----------

* Filed herewith

ITEM 9.    UNDERTAKINGS

           a.       The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                             (i)    to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will , unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 25th day of November, 1998.


                                      QUEEN SAND RESOURCES, INC.


                                      By: /s/ EDWARD J. MUNDEN
                                          --------------------------------------
                                      Name:  Edward J. Munden
                                      Title: Chairman, President and Chief
                                             Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert P. Lindsay and William W. Lesikar, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of November, 1998.

Signature                                            Title
---------                                            -----
/s/ EDWARD J. MUNDEN                                 Chairman of the Board, President, Chief Executive
-----------------------------------                    Officer and Director (principal executive officer)
Edward J. Munden

/s/ BRUCE I. BENN                                    Executive Vice President, Secretary and Director
-----------------------------------
Bruce I. Benn

/s/ RONALD I. BENN                                   Chief Financial Officer (principal financial officer
-----------------------------------                    and accounting officer)
Ronald I. Benn

Signature                                            Title
---------                                            -----
/s/ ROBERT P. LINDSAY                                Chief Operating Officer, Executive Vice President
-----------------------------------                    and Director
Robert P. Lindsay

/s/ TED COLLINS, JR.                                 Director
-----------------------------------
Ted Collins, Jr.

/s/ ELI REBICH                                       Director
-----------------------------------
Eli Rebich

                                  EXHIBIT INDEX


Exhibit No.         Description of Exhibits
-----------         -----------------------
      4.1  -        Restated Certificate of Incorporation of the Company, filed as an Exhibit to the Company's Registration Statement on
                    Form S-3 filed with the Securities and Exchange Commission on March 9, 1998, which Exhibit is incorporated herein by
                    reference.

      4.2  -        Certificate of Designation of Series C Convertible Preferred
                    Stock of the Company, filed as an Exhibit to the Company's
                    Current Report on Form 8-K dated December 24, 1997, which
                    Exhibit is incorporated herein by reference.

      4.3  -        Amended and Restated Bylaws of the Company, filed as an
                    Exhibit to the Company's Current Report on Form 8-K dated
                    March 27, 1997, which Exhibit is incorporated herein by
                    reference.

      4.4  -        Queen Sand Resources 1997 Incentive Equity Plan, filed as
                    an Exhibit to the Company's Registration Statement on Form
                    S-4 filed with the Securities and Exchange Commission on
                    August 13, 1998, which Exhibit is incorporated herein by
                    reference.

      4.5  -        Queen Sand Resources, Inc. Directors' Nonqualified Stock
                    Option Plan, filed as Appendix A to the Company's Definitive
                    Proxy Statement on Schedule 14A dated October 23, 1998 and incorporated by reference herein.

      4.6  -        Stockholders' Agreement dated as of May 6, 1997, among the
                    Company, Bruce I. Benn, Edward J. Munden, Ronald I. Benn,
                    Robert P. Lindsay, EIBOC Investments Ltd. and Joint Energy
                    Development Investments Limited Partnership ("JEDI"), filed as an Exhibit to the Company's Current Report on Form 8-K
                    dated May 6, 1997, which Exhibit is incorporated herein by reference.

      4.7  -        Indenture, dated July 1, 1998, in regard to 12 1/2% Senior
                    Notes due 2008 by and among the Company and certain of its subsidiaries and Harris Trust and Savings Bank, as Trustee, filed as an Exhibit to the Company's Current Report on Form
                    8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.

      4.8  -        Common Stock Purchase Warrant Representing Right to Purchase
                    100,000 Shares of Common Stock of the Company issued to
                    Forseti Investments Ltd. on May 6, 1997 and assigned to CSM
                    GmbH, filed as an Exhibit to the Company's Current Report on
                    Form 8-K dated May 6, 1997, which Exhibit is incorporated
                    herein by reference.

      4.9  -        Common Stock Purchase Warrant Representing Right to Purchase
                    1,000,000 Shares of Common Stock of the Company issued to
                    Forseti Investments Ltd. on May 6, 1997 and assigned to CSM
                    GmbH, filed as an Exhibit to the Company's Current Report on
                    Form 8-K dated May 6, 1997, which Exhibit is incorporated
                    herein by reference.

      4.10 -        Common Stock Purchase Warrant Representing Right to Purchase
                    28,066 Shares of Common Stock of the Company dated July 22,
                    1998 issued to JEDI, filed as an Exhibit to the Company's
                    Registration Statement on Form S-4 (no. 333-61403), which
                    Exhibit is incorporated herein by reference.

Exhibit No.         Description of Exhibits
-----------         -----------------------
      4.11 -        Common Stock Purchase Warrant Representing Right to Purchase
                    1,697,881 Shares of Common Stock of the Company dated July
                    22, 1998 issued to JEDI, filed as an Exhibit to the
                    Company's Registration Statement on Form S-4 (no.
                    333-61403), which Exhibit is incorporated herein by
                    reference.

      4.12 -        Form of Common Stock Purchase Warrant dated December 24,
                    1997 and issued to certain institutional investors, filed as an Exhibit to the Company's Current Report on Form 8-K dated
                    December 24, 1997, which Exhibit is incorporated herein by reference.

      4.13 - Form of Common Stock Purchase Warrant issued to certain investors effective July 8, 1998, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.

      4.14 -        Registration Rights Agreement between the Company and
                    Collins and Ware, Inc., dated August 1, 1997, filed as an
                    Exhibit to the Company's Registration Statement on Form S-4
                    (no. 333-61403), which Exhibit is incorporated herein by reference.

      4.15 -        Registration Rights Agreement between the Company and Riata
                    Energy, et. al dated April 9, 1998, filed as an Exhibit to the Company's Registration Statement on Form S-4 (no.
                    333-61403), which Exhibit is incorporated herein by reference.

      4.16 - Registration Rights Agreement among the Company and certain institutional investors named therein, dated December 24, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.

      4.17 -        Registration Rights Agreement by and between the Company and
                    JEDI dated May 6, 1997, filed as an Exhibit to the Company's
                    Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.

      4.18 - Registration Rights Agreement dated as of December 29, 1997 among the Company, the ECT Agent and JEDI, filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.

      4.19 - Registration Rights Agreement dated as of July 8, 1998 among the Company and the buyers signatory thereto, filed as an Exhibit to the Company's Current Report on Form 8-K dated
                    July 8, 1998, which Exhibit is incorporated herein by reference.

      4.20 -        Common Stock Purchase Warrant Representing Right to Purchase
                    48,701 Shares of Common Stock of the Company dated August
                    19, 1998 and issued to JEDI, filed as an Exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, which Exhibit is incorporated herein by reference.

      5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

     23.1* -        Consent of Ernst & Young LLP, independent auditors.

     23.2* -        Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

     23.3* - Consent of H.J. Gruy and Associates, Inc., independent petroleum engineers.

Exhibit No.         Description of Exhibits
-----------         -----------------------
     23.4* -        Consent of Ryder Scott Company, independent petroleum
                    engineers.

     23.5* - Consent of Harper and Associates, independent petroleum engineers.

     24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

-----------

* Filed herewith